PARTICIPATION AGREEMENT
This Participation Agreement (“Participation Agreement”) is dated as of September 1, 2018 and entered into by and among Greenlight Reinsurance, Ltd. (“GLRE”), Greenlight Reinsurance Ireland, Designated Activity Company (“GRIL”), DME Advisors II, LLC (“DMEII”) and Solasglas Investments, LP (the “Partnership”).
RECITALS:
A. Each of GLRE, GRIL and DMEII (as successor to DME Advisors, LLC, and collectively with GLRE and GRIL, each, a “Participant”, and collectively, the “Participants”) is a party to a joint venture agreement (the “JV Agreement”) pursuant to which a joint venture was formed (the “JV”).
B. Each of the Participants has agreed to grant a participation to the Partnership of all of such Participant’s assets that are subject to the JV Agreement, except for certain assets that the Participants have agreed will not be participated pursuant to this Agreement (the “Participation Assets”).
C. As of the date hereof, each Participant is the record owner of its respective portion of the Participation Assets.
D. The Partnership desires to acquire an economic, beneficial and equitable ownership interest in each Participation Asset (a “Participation Interest”) by acquiring a participation interest from each of the Participants pursuant to the terms and conditions set forth in this Agreement in exchange for (i) limited partnership interests in the Partnership for GLRE and GRIL, and (ii) a general partnership interest in the Partnership for DMEII (collectively, the “Interests”).
E. Each of the Participants desires to issue such participation interests to the Partnership pursuant to the terms and conditions set forth herein.
AGREEMENT:
Now therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Participation Interest.
1.1    Each Participant hereby grants and conveys to the Partnership, as of the date hereof, a Participation Interest in each Participant’s share of the Participation Assets and the Partnership shall participate in the principal amount, interest, proceeds, collateral requirements, and all other rights, privileges and obligations in connection with its beneficial interest therein as provided herein. The parties hereto agree that the fair market value as of the date hereof of each Participation Asset is as set forth in the books and records of the JV as of the date hereof.

1.2    As the owner of the Participation Interest, the Partnership shall be considered for all purposes to be the economic, beneficial and equitable owner thereof. Notwithstanding the foregoing (i) each Participant shall only be obligated to take such actions as are permitted by the terms and conditions of each Participation Asset, (ii) the Partnership shall promptly reimburse each Participant for its proportionate share of the costs and expenses (including reasonable attorney’s fees and expenses) in connection with the Participation Asset, and (iii) subject to any prohibition or restriction contained in any applicable law, regulation or court order, and unless prohibited by the relevant constituent documents of any investment underlying a Participation Asset, each Participant agrees that it shall act or refrain from acting in respect of any action, including, without limitation, exercising its authority to vote, redeem or sell such Participation Asset in accordance with the Partnership’s written instructions.
1.3    Whenever a Participant shall receive any cash, securities or other payment or property, including, without limitation, any cash, stock or conversion rights, liquidation dividends or preferences, stock dividends, or dividends paid in stock, in consideration of, or in connection with, a Participation Asset, such Participant shall promptly pay over and deliver to the Partnership its pro rata share thereof in accordance with the Participation Interest acquired hereunder. Until any such amounts are paid over to the Partnership after being received by a Participant, such Participant shall hold the same as agent, and in trust, for the Partnership. If securities are to be issued pursuant to a plan of reorganization or restructuring or otherwise, in payment of, in substitution for, or for application against a Participation Asset, each Participant shall promptly notify the Partnership of such prospective issuance and shall use its reasonable best efforts to cause such securities to be registered and issued in such names as the Partnership shall direct. In the event that a Participant cannot cause such instruments to be so registered, it will, as promptly as possible after receipt, transfer such instruments to the Partnership with proper endorsement or transfer powers duly endorsed in blank and until such transfer follow any lawful instructions of the Partnership in connection therewith.
1.4    Whenever a Participant shall be obligated to post collateral pursuant to the terms of a Participation Asset, the Partnership shall promptly pay over and deliver to such Participant its pro rata share thereof in accordance with the Participation Interest acquired hereunder. If the Partnership defaults on its collateral obligation, the relevant Participant shall be entitled to enforce the obligations of the Partnership to satisfy its collateral obligation and such Participant shall have all remedies available at law or in equity in the event any such collateral payment is not so made. Whenever all or a portion of the collateral is returned to a Participant, such Participant shall promptly pay over and deliver to the Partnership its pro rata share thereof. If a Participant fails to pay over and deliver to the Partnership its pro rata portion thereof, the Partnership shall be entitled to enforce the obligations of such Participant to satisfy its obligation to return the collateral and the Partnership shall have all remedies available at law or in equity in the event any such collateral re-payment is not so made.
1.5    In the event a Participant receives any notice or other communication concerning a Participation Asset or makes any affirmative determination to exercise or refrain from exercising any rights or remedies in connection therewith, such Participant will give prompt notice thereof to the Partnership.

1.6    The Participation Interest and all payments, securities or other proceeds received or recovered by a Participant in respect of the Participation Interest shall be the property of the Partnership and any payments or other rights in connection therewith shall be held by such Participant in trust for the sole benefit of the Partnership until paid over or delivered thereto, and, except as provided herein, a Participant shall have no legal, equitable or beneficial interest therein or in the Participation Interest. Notwithstanding the foregoing, each Participant shall retain record ownership of its respective share of each Participation Asset. Each Participant shall mark and at all times maintain its books and records to properly evidence the Participation Interest and record all payments and property received, paid and delivered.
2.    Termination of Participation Interest. The parties hereto may by written agreement terminate the Participation Interest with respect to one or more Participation Assets at such other times as they may mutually agree. The Participation Interest with respect to each Participation Asset shall terminate upon (i) the sale or other disposition of the applicable Participation Asset and the payment of the proceeds thereof as provided herein or (ii) the direct contribution, transfer, assignment or conveyance of such Participation Asset from a Participant to the Partnership in accordance with the terms of a Contribution Agreement among the parties hereto. This Agreement shall terminate as of when each of the Participation Interests has been terminated pursuant to this Section.
3.    Representations and Warranties.
3.1    Each Participant, with respect to itself only, hereby represents and warrants to the Partnership:
(a) It is (i) duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and (ii) has all requisite power and authority to enter into this Participation Agreement and all agreements contemplated hereby. The person or entity executing this Participation Agreement on behalf of such Participant has the power and authority to enter into this Participation Agreement.
(b) The execution, delivery and performance by such Participant of its obligations under this Participation Agreement will not contravene any provision of applicable law or its constituent documents, or any agreement or other instrument binding upon it or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, and no consent, approval, authorization or order of qualification with any governmental body or agency is required for its performance of its obligations under this Participation Agreement.
3.2    The Partnership hereby represents and warrants to each Participant:
(a) It is (i) duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and (ii) has all requisite power and authority to enter into this Participation Agreement and all agreements contemplated hereby. The person or entity executing this Participation Agreement on behalf of the Partnership has the power and authority to enter into this Participation Agreement.

(b) The execution, delivery and performance by it of its obligations under this Participation Agreement will not contravene any provision of applicable law, and/or its constituent documents, or any agreement or other instrument binding upon it or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, and no consent, approval, authorization or order of qualification with any governmental body or agency is required for its performance of its obligations under this Participation Agreement.
4.    Miscellaneous Provisions.
4.1    In the event that any provisions of this Participation Agreement shall be held to be or become invalid or unenforceable in certain circumstances, the validity and enforceability of the remaining provisions, or of such provision in other circumstances, shall not in any way be affected or impaired.
4.2    This Participation Agreement may be executed in any number of counterparts, all of which shall be deemed to be an original, and when taken together shall constitute one and the same Participation Agreement.
4.3    No waiver of any breach of this Participation Agreement shall constitute a waiver of any other breach, whether of the same or any other covenant, term or condition.
4.4    This Participation Agreement and the representations and warranties contained herein shall continue after the date of this Participation Agreement.
4.5    This Participation Agreement contains the entire agreement between the parties hereto. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Agreement that are not fully expressed herein. The Participation Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
4.6    All the provisions of the Participation Agreement are intended to bind and to benefit only the parties hereto and their permitted successors and assigns. The parties do not intend that any such provisions benefit, and it shall not be construed that these provisions benefit, or are enforceable by, any creditors or third parties.
4.7    The parties hereto shall perform all further acts and execute and deliver all documents that may be reasonably necessary to carry out their obligations hereunder and the purposes of this Participation Agreement.
4.8    This Participation Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within such jurisdiction, without reference to conflicts of laws provisions.

IN WITNESS WHEREOF, the parties have executed this Participation Agreement by their duly authorized officers as of the date first set forth above.
PARTICIPANTS:
GREENLIGHT REINSURANCE, LTD.

By: /s/ Tim Courtis      By: /s/ Laura Accurso
Name: Tim Courtis Name: Laura Accurso
Title: Chief Financial Officer Title: General Counsel and Secretary

GREENLIGHT REINSURANCE IRELAND, DESIGNATED ACTIVITY COMPANY

By: /s/ Patrick O'Brien     By: /s/ Tim Courtis
Name: Patrick O'Brien Name: Tim Courtis
Title: Chief Executive Officer Title: Director

DME ADVISORS II, LLC

By: /s/ Daniel Roitman
Name: Daniel Roitman
Title: Chief Operating Officer

PARTNERSHIP:

SOLASGLAS INVESTMENTS, LP
By: DME Advisors II, LLC, its general partner

By: /s/ Daniel Roitman
Name: Daniel Roitman
Title: Chief Operating Officer

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